SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 8-K/A
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          SECURITY CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                  MAY 17, 1996
                Date of Report (Date of earliest event reported)

        DELAWARE                     1-7921                      13-3003070
 (State or other juris-           (Commission                 (I.R.S. Employer
diction of incorporation)         File Number)               Identification No.)

1111 NORTH LOOP WEST, SUITE 400, HOUSTON, TEXAS                     77008
     (Address of principal executive offices)                     (Zip Code)

                                 (713) 880-7100
              (Registrant's telephone number, including area code)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As previously reported in a Form 8-K filed on June 3, 1996, on May 17, 1996, Possible Dreams, Ltd., a Delaware corpora tion and a subsidiary of P.D. Holdings, Inc., a Delaware corpora tion and a subsidiary of Security Capital Corporation, a Delaware corporation ("Security Capital"), acquired substantially all of the assets and assumed certain liabilities of Possible Dreams Ltd., a Massachusetts corporation, and Columbia National Corpora tion, a Massachusetts corporation (collectively, the "Sellers").

         The assets purchased consisted of the assets used by the Sellers in the conduct of their respective businesses, in cluding cash, accounts receivable, inventories, prepaid expenses, real estate, furniture, fixtures, computer and intellectual prop erty rights and other intangibles. Prior to the acquisition, the Sellers were engaged in the business of designing, importing, warehousing and distributing collectible Christmas figurines and ornaments and, to a lesser extent, religious statues. Sellers had sales of approximately $18,900,000 in 1995. Since the acqui sition, Possible Dreams has been carrying on the business pre viously conducted by the Sellers.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

         The following combined financial statements and notes there to of the Sellers are included as Appendix I to this Form 8-K/A and are filed herewith:

              (i) Independent Auditors' Report.

             (ii) Combined balance sheets as of December 31, 1994 and 1995 and as of March 31, 1996 (unaudited).

            (iii) Combined statements of income (loss) for the years ended
                  December 31, 1993, 1994 and 1995 and for the three months ended March 31, 1995 (unaudited) and 1996 (unaudited).

             (iv) Combined statements of retained earnings for the years ended
                  December 31, 1993, 1994 and 1995 and for the three months ended March 31, 1995 (unaudited) and 1996 (unaudited).

              (v) Combined statements of cash flows for the years ended
                  December 31, 1993, 1994 and 1995 and for the three months ended March 31, 1995 (unaudited) and 1996 (unaudited).

             (vi) Notes to combined financial statements for the years ended
                  December 31, 1993, 1994 and 1995 and for the three months ended March 31, 1995 (unaudited) and 1996 (unaudited).

(b) Pro forma financial information.

         The following pro forma financial information and notes thereto of Security Capital are included as Appendix II to this Form 8-K/A and are filed herewith:

              (i) Introduction to pro forma financial information.

             (ii) Pro forma combined balance sheet as of March 31, 1996
                  (unaudited).

            (iii) Pro forma combined statement of operations for the fiscal year ended September 30, 1995 (unaudited).

             (iv) Pro forma combined statement of operations for the six months ended March 31, 1996 (unaudited).

              (v) Notes to pro forma financial information.

(c) Exhibits.

                  None.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 SECURITY CAPITAL CORPORATION

                                                        (Registrant)


Dated:  July 30, 1996                            By: /s/LARRY M. KARREN
                                                        Larry M. Karren
                                                        Vice President

                                                                      Appendix I

Independent Auditors' Report

Board of Directors
Possible Dreams Ltd. and
  Columbia National Corporation
Foxboro, Massachusetts

We have audited the accompanying combined balance sheets of Possible Dreams Ltd. and Columbia National Corporation as of December 31, 1995 and 1994, and the related combined statements of income (loss), retained earnings and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Possible Dreams Ltd. and Columbia National Corporation as of December 31, 1995 and 1994, and the results of their operations and cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 2, the Company changed its method of accounting for certain receivables in 1995.

February 8, 1996

             POSSIBLE DREAMS LTD. AND COLUMBIA NATIONAL CORPORATION

                             COMBINED BALANCE SHEETS

                                                                                        DECEMBER 31,
                                                                                -----------------------------
                                                                                                                       (Unaudited)
                                                                                    1994              1995            MARCH 31, 1996
                                                                                -----------       -----------         --------------
                                     ASSETS
Current assets:
   Cash                                                                             227,114           544,132                 69,810
   Accounts receivable, trade, less allowance for doubtful accounts (1995,
     $100,005; 1994, $137,000; March 31, 1996, $122,061)                          1,885,182         2,795,632              1,760,392
   Inventories                                                                    4,880,856         4,151,632              4,318,856
   Prepaid expenses and other                                                       186,887           329,015                536,625
                                                                                -----------       -----------            -----------
            Total current assets                                                  7,180,039         7,820,411              6,685,683

Property and equipment, less accumulated depreciation                               657,987           609,861                602,602
                                                                                -----------       -----------            -----------
                                                                                  7,838,026         8,430,272              7,288,285
                                                                                ===========       ===========            ===========
                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Note payable, bank                                                             1,795,000         2,375,000              2,100,000
   Current portion of long-term debt                                                 66,667            66,667                 66,667
   Accounts payable, trade                                                          249,802           222,872                124,025
   Accrued expenses                                                                 179,644           120,704                146,339
                                                                                -----------       -----------            -----------
            Total current liabilities                                             2,291,113         2,785,243              2,437,031
                                                                                -----------       -----------            -----------
Long-term debt, less current portion                                              2,123,916         1,353,565              1,246,834
                                                                                -----------       -----------            -----------
Commitments (Notes 4 and 6)

Shareholders' equity:
   Common stock                                                                      92,230            92,230                 92,230
   Retained earnings                                                              3,330,767         4,199,234              3,512,190
                                                                                -----------       -----------            -----------
                                                                                  3,422,997         4,291,464              3,604,420
                                                                                -----------       -----------            -----------
                                                                                  7,838,026         8,430,272              7,288,285
                                                                                ===========       ===========            ===========

                   See notes to combined financial statements.

             POSSIBLE DREAMS LTD. AND COLUMBIA NATIONAL CORPORATION

                      COMBINED STATEMENTS OF INCOME (LOSS)

                                                                                                 (Unaudited)
                                                                                             Three months ended
                                                           YEARS ENDED DECEMBER 31,               MARCH 31,

                                                           1993             1994            1995             1995           1996
                                                       ------------      -----------     -----------      ----------    ------------

Net sales                                                17,411,005       18,662,312      18,905,717        1,450,139     1,681,756
                                                       ------------      -----------     -----------      -----------   -----------
Cost of sales:
   Inventories, beginning                                 3,899,535        4,877,681       4,880,856        4,880,856     4,151,632
   Purchases                                              8,509,652        8,011,665       7,962,185        1,077,757     1,143,253
   Freight-in                                               624,073          596,769         591,819           86,380        77,957
   Duty and brokerage                                       716,942          567,534          93,381            4,465        11,222
                                                       ------------      -----------     -----------      -----------   -----------
                                                         13,750,202       14,053,649      13,528,241        6,049,458     5,384,064
   Less inventories, ending                               4,877,681        4,880,856       4,151,632        5,271,598     4,318,856
                                                       ------------      -----------     -----------      -----------   -----------
                                                          8,872,521        9,172,793       9,376,609          777,860     1,065,208
                                                       ------------      -----------     -----------      -----------   -----------
Gross profit                                              8,538,484        9,489,519       9,529,108          672,279       616,548
                                                       ------------      -----------     -----------      -----------   -----------
Operating expenses:
   Warehouse and shipping                                 1,149,773        1,287,863       1,307,440          168,820       193,422
   Selling                                                3,614,619        3,595,240       3,655,385          444,209       533,365
   General and administrative                             3,111,307        2,921,761       2,941,610          695,953       489,342
                                                       ------------      -----------     -----------      -----------   -----------
                                                          7,875,699        7,804,864       7,904,435        1,308,982     1,216,129

Income (loss) from operations                               662,785        1,684,655       1,624,673         (636,703)     (599,581)

Interest expense, net                                       438,678          507,932         533,583           57,398        53,988
                                                       ------------      -----------     -----------      -----------   -----------
Income (loss) before income tax expense (benefit)
  and cumulative effect of a change in
  accounting principle                                      224,107        1,176,723       1,091,090         (694,101)     (653,569)

Income tax expense (benefit)                                 25,996           81,170          64,129          (28,149)      (26,325)
                                                       ------------      -----------     -----------      -----------   -----------
Income (loss) before cumulative effect of a change in
  accounting principle                                      198,111        1,095,553       1,026,961         (665,952)     (627,244)

Cumulative effect of a change in accounting principle                                        259,744
                                                       ------------      -----------     -----------      -----------   -----------
Net income (loss)                                           198,111        1,095,553       1,286,705         (665,952)     (627,244)
                                                       ============      ===========     ===========      ===========   ===========

                   See notes to combined financial statements.

             POSSIBLE DREAMS LTD. AND COLUMBIA NATIONAL CORPORATION

                    COMBINED STATEMENTS OF RETAINED EARNINGS

                                                                                  (Unaudited)
                                        Years ended December 31,          Three months ended March 31,
                                ---------------------------------------    --------------------------
                                   1993           1994           1995         1995            1996
                                -----------   -----------   -----------    -----------    -----------
Balance, beginning of period    $ 2,037,103   $ 2,235,214   $ 3,330,767    $ 3,330,767    $ 4,199,234
Net income (loss) ...........       198,111     1,095,553     1,286,705       (665,952)      (627,244)
Distributions to shareholders          --            --        (418,238)          --          (59,800)
                                -----------   -----------   -----------    -----------    -----------
Balance, end of period ......   $ 2,235,214   $ 3,330,767   $ 4,199,234    $ 2,664,815    $ 3,512,190

                   See notes to combined financial statements.

             POSSIBLE DREAMS LTD. AND COLUMBIA NATIONAL CORPORATION

                        COMBINED STATEMENTS OF CASH FLOWS

                                                                                                               (Unaudited)
                                                                     YEARS ENDED DECEMBER 31,           THREE MONTHS ENDED MARCH 31,
                                                               --------------------------------------   ----------------------------
                                                                  1993            1994          1995        1995             1996
                                                               ----------       ---------     --------    --------        ---------
Cash flows from operating activities:                             198,111      1,095,553     1,286,705    (665,952)        (627,244)
  Net income (loss)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
       Cumulative effect of a change in accounting principle                                  (259,744)
       Depreciation                                                93,331         92,904        74,868      20,250           15,793
       Provision for losses on accounts receivable                 99,568        106,418        25,613       2,216           22,056
       Loss on sale of property and equipment                       4,676          3,014
       Changes in assets and liabilities:
         Increase in:
            Accounts receivable                                  (333,241)                    (734,319)
            Inventories                                          (978,146)        (3,175)                 (390,742)        (167,224)
            Prepaid expenses and other                             (9,059)                     (84,128)   (353,823)        (207,610)
            Accounts payable                                                                               123,145
            Accrued expenses                                       54,539                                  146,465           25,635
         Decrease in:
            Accounts receivable                                                   180,549                  921,776        1,013,184
            Inventories                                                                        729,224
            Prepaid expenses and other                                             62,349
            Accounts payable, trade                               (65,187)        (62,601)     (26,930)                     (98,847)
            Accrued expenses                                                      (17,503)     (58,940)
                                                               ----------       ---------     --------    --------        ---------
   Net cash provided by (used in) operating activities           (935,408)      1,457,508      952,349    (196,665)         (24,257)
                                                               ----------       ---------     --------    --------        ---------
Cash flows from investing activities:
   Purchase of property and equipment                             (97,751)        (28,959)     (26,742)     (9,413)          (8,534)
   Proceeds from sale of property and equipment                    20,683          12,000
                                                               ----------       ---------     --------    --------        ---------
   Net cash used in investing activities                          (77,068)        (16,959)     (26,742)     (9,413)          (8,534)
                                                               ----------       ---------     --------    --------        ---------
Cash flows from financing activities:
   Proceeds from refinancing of mortgage note payable                           1,000,000
   Payments on mortgage note payable                              (53,340)       (736,656)     (61,111)    (16,667)         (16,667)
   Net borrowings (payments) under:
      Note payable, bank                                        1,290,000      (1,995,000)     580,000     155,000         (275,000)
      Due to shareholders                                         109,943          22,260     (709,240)   (100,869)         (90,064)
   Distributions                                                                              (418,238)                     (59,800)
                                                               ----------       ---------     --------    --------        ---------
   Net cash provided by (used in) financing activities          1,346,603      (1,709,396)    (608,589)     37,464         (441,531)
                                                               ----------       ---------     --------    --------        ---------

                                   (continued)

             POSSIBLE DREAMS LTD. AND COLUMBIA NATIONAL CORPORATION

                  COMBINED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                                  (Unaudited)
                                                 YEARS ENDED DECEMBER 31,                 THREE MONTHS ENDED MARCH 31,
                                        -----------------------------------------    ---------------------------------------
                                          1993            1994             1995        1995                           1996
                                        --------        --------         --------    --------                       --------
Net increase (decrease) in cash          334,127        (268,847)         317,018    (168,614)                      (474,322)

Cash, beginning of period                161,834         495,961          227,114     227,114                        544,132
                                        --------        --------         --------    --------                       --------
Cash, end of period                      495,961         227,114          544,132      58,500                         69,810
                                       =========       =========         ========    ========                      =========

Supplemental disclosures:

   Cash paid for:

      Interest
                                          446,041         480,026          550,105     90,717                         55,613
      State income taxes               ==========      ==========        =========   ========                      =========

                                           11,385          47,619          109,721     74,400                         38,550
                                       ==========      ==========        =========   ========                      =========

                   See notes to combined financial statements.

             POSSIBLE DREAMS LTD. AND COLUMBIA NATIONAL CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995, AND
             THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

1.    Basis of presentation and summary of significant accounting policies:

      Basis of presentation:

      The accompanying combined financial statements include the accounts and transactions of Possible Dreams Ltd. and Columbia National Corporation, companies related through common ownership and management (the Companies).

      The information for the three months ended March 31, 1995 and 1996, is unaudited but includes all adjustments (consisting of normal recurring accruals) which management considers necessary for a fair presentation of the results of operations for those periods. Interim results are not necessarily indicative of results for the entire year.

      Description of business:

      The Companies operate as importers and distributors of giftware and religious articles with sales to retail customers throughout the United States.

      Principles of combination:

      All significant intercompany accounts and transactions have been eliminated in combination.

      Use of estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      Sources of supply:

      Possible Dreams Ltd. and Columbia National Corporation acquire a significant portion of their inventory from China and Italy, respectively. Although other sources of supply could be located, a change in suppliers would cause delays which could ultimately affect operating results. In addition, unanticipated political and economic events in foreign countries could disrupt the Companies' operations.

             POSSIBLE DREAMS LTD. AND COLUMBIA NATIONAL CORPORATION

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995, AND
             THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

1. Basis of presentation and summary of significant accounting policies (continued):

      Cash and cash equivalents:

      The Companies consider all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. There were no cash equivalents at December 31, 1995 or 1994 or March 31, 1996.

      AtDecember 31, 1995, the Companies had $707,876 of cash on deposit with a bank in excess of the amount insured by the Federal Deposit Insurance Corporation.

      Inventories:

      Inventories consist of finished goods purchased for resale and are stated at the lower of cost (first-in, first-out) or market.

      Property and equipment:

      Property and equipment are stated at cost. Depreciation is provided using both the straight-line and declining balance methods over the estimated useful lives of the respective assets.

      Income taxes:

      The Companies have elected to be taxed under Subchapter S of the Internal
        Revenue Code. Accordingly, no federal income tax provision has been included in the combined financial statements since the shareholders of the Companies have consented to include a pro rata share of each company's taxable income in their individual income tax returns.

2.    Cumulative effect of a change in accounting principle:

      In1995, the Companies changed their method of accounting for accounts receivable due from sales representatives and certain expenses. Management believes that these changes result in a better matching of revenue and expenses. The impact of this change on results of operations for 1995, 1994 and 1993 was not material.

             POSSIBLE DREAMS LTD. AND COLUMBIA NATIONAL CORPORATION

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995, AND
             THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

3.    Property and equipment:



                                          DECEMBER 31,             (Unaudited)
                                   -------------------------        March 31,
                                     1994             1995            1996
                                   --------         --------      -------------

Land and land improvements          240,924          240,924            240,924
Building                            602,888          602,888            602,888
Computer equipment                  323,555          341,985            347,684
Furniture and fixtures              165,722          173,379            176,214
Other machinery and equipment       137,016          137,671            137,671
                                   --------         --------         ----------
                                  1,470,105        1,496,847          1,505,381
Less accumulated depreciation       812,118          886,986            902,779
                                   --------         --------         ----------
                                    657,987          609,861            602,602
                                   ========         ========         ==========

4.    Note payable, bank:

      The Companies maintain a revolving line of credit in the maximum amount of the lesser of $11,000,000 or the sum of eligible accounts receivable and inventories based on a specific formula. The line bears interest at 3/4% above the bank's prime rate from March 15 through September 30, and thereafter at 1/2% above the bank's prime rate (9% at December 31, 1995 and 1994 and March 31, 1996).

      Under the terms of the revolving line of credit, the Companies can draw upon letters of credit of up to $1,000,000. At December 31, 1995 and 1994, the Companies had outstanding letters of credit of $20,000 and $55,000, respectively.

      The line of credit and a mortgage note (see Note 5) are secured by substantially all of the Companies' assets and a limited guarantee of the principal shareholder. The financing agreements contain certain restrictive covenants including, among others, the maintenance of sufficient insurance and specified financial statement ratios, as well as limitations on additional indebtedness.

             POSSIBLE DREAMS LTD. AND COLUMBIA NATIONAL CORPORATION

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995, AND
             THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

5.    Long-term debt:


                                                                                             DECEMBER 31,              (Unaudited)
                                                                                      ----------------------------       March 31,
                                                                                         1994              1995           1996
                                                                                      ----------        ----------     -----------
      Mortgage note payable, interest at prime plus 1% (9.5% at December 31,
        1995 and 1994), payable in monthly installments of $5,556 plus interest
        with a final payment of $672,222 in October 1999                              $  983,334        $  922,223      $  905,556

      Due to shareholders, noninterest-bearing, no definite repayment date,
        subordinate to note payable, bank and mortgage note payable                    1,207,249           498,009         407,945
                                                                                      ----------        ----------     -----------
                                                                                       2,190,583         1,420,232       1,313,501
      Less current portion                                                                66,667            66,667          66,667
                                                                                      ----------        ----------     -----------
                                                                                      $2,123,916        $1,353,565      $1,246,834
                                                                                      ==========        ==========     ===========

      Annual maturities of the mortgage note payable through 1998 are $66,667 with $716,666 due in 1999.

6.    Commitments and related party transactions:

      The Companies maintain certain agreements with giftware designers which require payment of royalties based upon a percentage of net sales of certain products and other formulas as stated in the agreements. The royalty expense under these agreements amounted to $232,404, $273,293 and $274,062 in 1995, 1994 and 1993, respectively. For the three months ended March 31, 1996 and 1995, royalty expense (unaudited) amounted to $18,446 and $17,730, respectively.

7.    Common stock:

      Columbia National Corporation, no par; authorized
        1,000 shares; issued and outstanding 100 shares       $ 87,230

      Possible Dreams Ltd., no par; authorized 12,500
        shares; issued and outstanding 5,000 shares              5,000

                                                              $ 92,230
                                                             ========

             POSSIBLE DREAMS LTD. AND COLUMBIA NATIONAL CORPORATION

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995, AND
             THREE MONTHS ENDED MARCH 31, 1995 AND 1996 (UNAUDITED)

8.    Profit sharing plan:

      In1994, the Companies established a profit sharing plan which covers substantially all of their employees. Contributions to the plan are discretionary and none were made for the years ended 1994 and 1995 or for the three months ended March 31, 1995 and 1996. For the year ended December 31, 1993, contributions amounted to $53,000.

9.    Fair value of financial instruments:

      The fair values of cash, accounts receivable, accounts payable and accrued expenses approximate their carrying amounts at December 31, 1995 due to the short maturities of such instruments.

      The fair values of note payable, bank, and mortgage note payable also approximate the carrying amounts of such instruments at December 31, 1995, based on current rates at which the Companies could borrow funds with similar remaining maturities. The fair value of due to shareholders is impracticable to estimate due to the nature of related party transactions.

      All of the Companies' financial instruments are held for nontrading purposes.

                                                                     APPENDIX II

                          SECURITY CAPITAL CORPORATION
                         PRO FORMA FINANCIAL INFORMATION

INTRODUCTION:

On May 17, 1996, Possible Dreams, Ltd. ("Possible Dreams"), a Delaware corporation and a wholly owned subsidiary of P.D. Holdings, Inc., a 90% owned subsidiary of Security Capital Corporation ("Security Capital " or the "Registrant"), acquired substantially all of the assets and assumed certain liabilities (the "acquisition") of Possible Dreams, Ltd., (Old Possible Dreams"), - a Massachusetts corporation, and Columbia National Corporation. The acquisition will be accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16.

The allocation of purchase price to the tangible and intangible assets acquired, as reflected in the Pro Forma Combined Financial Statements, was based upon preliminary determination of the fair value of the tangible assets. As such, the final allocation of purchase price may differ from that presented herein.

The accompanying Pro Forma Combined Balance Sheet as of March 31, 1996 is intended to reflect the acquisition as if it had occurred on March 31, 1996.

The accompanying Pro Forma Combined Statements of Operations for the year ended September 30, 1995 and for the six months ended March 31, 1996, are intended to reflect the acquisition as if it had occurred at the beginning of the respective fiscal periods presented.

The accompanying Pro Forma Combined Financial Information does not purport to be indicative of the results of operations and financial condition that would have been achieved had the acquisition actually been consummated at the beginning of the respective fiscal periods presented. In addition, the accompanying Pro Forma Combined Financial Information does not purport to be indicative of the results of operations which may be achieved in the future.

The accompanying Pro Forma Combined Financial Information has been prepared using the assumptions set forth in the accompanying Notes to the Pro Forma Combined Financial Information and should be read in conjunction with the audited Consolidated Financial Statements and Notes thereto contained in the Registrant's Annual Report on Form 10-K for the year ended September 30, 1995 and the unaudited Consolidated Financial Statements and Notes thereto contained in the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1996.

                                                             SECURITY CAPITAL CORPORATION AND SUBSIDIARIES
                                                                PRO FORMA COMBINED BALANCE SHEET
                                                                         MARCH 31, 1996
                                                                           (UNAUDITED)
                                                             (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                  HISTORICAL
                                                             ----------------------
                                    Security
                                                                                  Capital     Possible      PRO FORMA      PRO FORMA
                                                                               Corporation   Dreams, Ltd.  ADJUSTMENTS     COMBINED
                                                                                ---------------------------------------    ---------
                              ASSETS
Current assets
      Cash and cash equivalents ............................................   $  9,949       $     70        (2,700)(a)   $  7,319
      Restricted cash ......................................................       --                            736 (b)        736
      Accounts recievable- trade ...........................................   $   --            1,760         1,760
      Accounts receivable - Joint enterprise ...............................         13                                          13
      Inventory ............................................................                     4,319          (200)(c)      4,119
      Other current assets .................................................         66            537            34 (b)        637
                                                                                ---------------------------------------    ---------
                       Total current assets ................................     10,028          6,686        (2,130)        14,584

Investments, net ...........................................................                                                   --
Property and equipment, net ................................................         11            602           498 (d)      1,111
Goodwill, net ..............................................................       --             --           9,320 (e)      9,320
Deferred Financing Fees ....................................................       --             --             500 (f)        500
Liscenses and other assets .................................................        285           --                            285
Investment in and advances to joint enterprise .............................        762           --                            762
                                                                                ---------------------------------------    ---------
                           Total assets ....................................   $ 11,086       $  7,288         8,188       $ 26,562
                                                                                =======================================    =========
                LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
      Notes payable, bank ..................................................   $   --         $  2,100      $  1,072 (g)   $  3,172
      Current portion of long-term debt ....................................       --               67           683 (g)        750
      Accounts payable .....................................................       --              124                          124
      Payable FGS and designees ............................................        166           --                            166
      Accrued interest payable and other liabilities .......................        363            146            25 (i)        534
                                                                                ---------------------------------------    ---------
                    Total current liabilities ..............................        529          2,437         1,780          4,746

Long-term debt, less current portion .......................................       --            1,247         6,824 (g)      8,071
                                                                                ---------------------------------------    ---------
Subordinated debt ..........................................................       --             --           2,460 (h)      2,460
                                                                                ---------------------------------------    ---------
Minority Interest ..........................................................       --             --             300 (a)        300
                                                                                ---------------------------------------    ---------
                        Total liabilities ..................................        529          3,684        11,364         15,577
                                                                                ---------------------------------------    ---------
Class A reedemable preferred stock, $.01par value, 50,000 shares authorized,
      30,000 shares issued (including dividends in arrears
      of $1,200) ...........................................................      4,200                                       4,200
                                                                                ---------------------------------------    ---------
Stockholders' equity
      Common stock, $.01 par value, 7,500 shares authorized,
        4,512 shares issued ................................................
      Class A Common Stock, $.01 par value, 10,000,000 authorized
        4,378,671 shares issued ............................................        350                                         350
      Common stock, Possible Dreams ........................................                        92           (92)(j)       --
      Preferred stock, $.01 par value, 2,500,000
         shares authorized, none issued ....................................       --                                          --
      Paid-in capital ......................................................     62,238                                      62,238
      Paid-in capital, detachable warrants .................................                                     428 (g)        428
      Retained Earnings, Possible Dreams ...................................                     3,512        (3,512)(j)       --
      Accumulated deficit Security Capital Corporation .....................    (51,016)                                    (51,016)
                                                                                ---------------------------------------    ---------
                              Total ........................................     11,572          3,604        (3,176)        12,000
      Less: Treasury stock, at cost 318,576 shares .........................     (5,215)          --                         (5,215)
                                                                                ---------------------------------------    ---------
                    Total stockholders' equity .............................      6,357          3,604        (3,176)         6,785
                                                                                ---------------------------------------    ---------
            Total liabilities and stockholders' equity .....................   $ 11,086       $  7,288      $  8,188       $ 26,562
                                                                                =======================================    =========

                  See Notes to Pro Forma Financial Information

                                                                        SECURITY CAPITAL CORPORATION AND SUBSIDIARIES
                                                                         PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                                                               SIX MONTHS ENDED MARCH 31, 1996
                                                                                     (UNAUDITED)
                                                                           (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                          HISTORICAL
                                                                   -------------------------
                                                                    Security
                                                                    Capital         Possible        PROFORMA
                                                                   Corporation     Dreams, Ltd.    ADJUSTMENTS     COMBINED
                                                                   -------------------------------------------     --------
REVENUES
     Product Sales - net                                            $   --         $  7,021         $   --         $  7,021
     Other                                                              --              --              --              --
                                                                   -------------------------------------------     --------
                       Total operating revenues                     $   --         $  7,021         $   --         $  7,021
COST OF GOODS SOLD                                                  $   --            3,595                           3,595
                                                                   -------------------------------------------     --------
GROSS PROFIT                                                        $   --         $  3,426         $   --         $  3,426
                                                                                                       (233)(a)
                                                                                                        (88)(b)
                                                                                                        385 (d)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                           (282)         (3,357)                         (3,575)
                                                                   -------------------------------------------     --------
OPERATING INCOME (LOSS)                                                (282)             69              64            (149)
OTHER INCOME/(EXPENSES)
     Income from joint enterprises                                      239                                             239
     Interest income                                                    284                             (73)(f)         211
     Interest expense                                                   --             (209)           (616)(c)        (825)
     Other Income                                                        20             --                               20
                                                                   -------------------------------------------     --------
                     Total other income/(expenses)                      543            (209)           (689)           (355)
MINORITY INTEREST                                                                                        76 (e)          76
                                                                   -------------------------------------------     --------
INCOME(LOSS) BEFORE PROVISION FOR INCOME TAXES                          261            (140)           (549)           (428)
INCOME TAXES                                                            --              (19)            --              (19)
                                                                   -------------------------------------------     --------
NET INCOME (LOSS)                                                   $   261        $   (121)           (549)       $   (409)
LESS PREFERRED STOCK DIVIDENDS                                      $  (225)       $    --              --             (225)
                                                                   -------------------------------------------     --------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS                 $    36        $   (121)         $ (549)       $   (634)
                                                                   ===========================================     ========

NET INCOME (LOSS) PER SHARE                                         $  0.01                                        $  (0.16)

WEIGHTED AVERAGE COMMON AND COMMON SHARE EQUIVALENT SHARES                                                              --
     OUTSTANDING                                                      4,061                                            4,061

                  See Notes to Pro Forma Financial Information

                                                                        SECURITY CAPITAL CORPORATION AND SUBSIDIARIES
                                                                         PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                                                                YEAR ENDED SEPTEMBER 30, 1995
                                                                                     (UNAUDITED)
                                                                           (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                         HISTORICAL
                                                                  --------------------------
                                                                   Security
                                                                    Capital         Possible         PROFORMA
                                                                  Corporation      Dreams, Ltd.     ADJUSTMENTS     COMBINED
                                                                  ---------------------------------------------     --------
REVENUES
     Product Sales - net                                           $   --          $  20,644         $   --         $ 20,644
     Other                                                              11               --              --               11
                                                                  ---------------------------------------------     --------
                       Total operating revenues                    $    11         $  20,644         $   --         $ 20,655

COST OF GOODS SOLD                                                 $   --              9,776                           9,776
                                                                  ---------------------------------------------     --------

GROSS PROFIT                                                       $    11         $  10,868         $   --         $ 10,879

                                                                                                        (466)(a)
                                                                                                        (175)(b)
                                                                                                       1,293 (d)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                          (695)           (8,458)                         (8,501)
                                                                  ---------------------------------------------     --------
OPERATING INCOME (LOSS)                                               (684)            2,410             652           2,378

OTHER INCOME/(EXPENSES)
     Income from joint enterprises                                     415                                               415
     Interest income                                                   513                              (146)(f)         367
     Interest expense                                                  --               (541)         (1,474)(c)      (2,015)
                                                                  ---------------------------------------------     --------
                    Total other income/(expenses)                      928              (541)         (1,620)         (1,233)
MINORITY INTEREST                                                                                        (90)(e)         (90)
                                                                  ---------------------------------------------     --------
INCOME(LOSS) BEFORE PROVISION FOR INCOME TAXES                         244             1,869          (1,058)          1,055
INCOME TAXES                                                           --               (104)            --             (104)
                                                                  ---------------------------------------------     --------
NET INCOME (LOSS)                                                  $   244         $   1,765         $(1,058)       $    951
LESS PREFERRED STOCK DIVIDENDS                                     $  (450)        $     --          $   --             (450)
                                                                  ---------------------------------------------     --------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS                $  (206)        $   1,765         $(1,058)       $    501
                                                                  =============================================     ========

NET INCOME (LOSS) PER SHARE                                        $  (0.05)                                        $   0.12

WEIGHTED AVERAGE COMMON AND COMMON SHARE EQUIVALENT SHARES                                                                --
     OUTSTANDING                                                      4,061                                            4,061

                  See Notes to Pro Forma Financial Information

                          SECURITY CAPITAL CORPORATION
                    NOTES TO PRO FORMA FINANCIAL INFORMATION

The following describe the pro forma adjustments made to the accompanying Pro Forma Combined Balance Sheet and Statements of Operations.

PRO FORMA COMBINED BALANCE SHEET - MARCH 31, 1996:

(a) Represents Security Capital Corporation's 90% equity investment ($2,700,000) in PD Holdings, Inc. and the related 10% investment ($300,000) of the minority shareholder (included in minority interest). The proceeds from the investment were used to fund a portion of the acquisition.

(b) Pro Forma adjustment records restricted deposits made and prepayments made from the proceeds of the debt. The compensating balance is required to letters of credit which were outstanding at acquisition date under Old Possible Dreams Ltd.'s bank credit agreement.

(c) Pro Forma adjustment reduces inventory to fair market value as of acquisition date.

(d) Pro Forma adjustment allocates a portion of the excess of purchase price over book value to property and equipment. The allocation is based on preliminary estimates of fair value of the assets.

(e) Amount represents the excess of purchase price over the preliminary fair value of tangible assets acquired. The excess purchase price will be amortized over 20 years. The purchase price and excess are calculated as follows:

                                 (In Thousands)

         Cash paid to sellers                        $9,878
         Assumption of debt                           4,036
         Subordinated debt - Issued to sellers        2,460
         Acquisition costs (including bank fees)        729
         Liabilities assumed as of March 31, 1996       337

         Total purchase price                        17,440
         Less: fair value of tangible assets          8,120
                                                     ------
         Excess purchase price                       $9,320

(f) Pro Forma adjustment represents legal and bank fees incurred in order to obtain financing for the acquisition. The costs will be amortized over the life of the long-term debt using the effective interest rate methodology.

(g) Pro Forma adjustment represents the incremental increase in the debt over the historical amounts. Note that the former debt agreements were canceled and all amounts were repaid at the closing with the proceeds from the new debt agreements. In conjunction with obtaining the new debt, PD Holdings, Inc. issued 200 warrants for the purchase of 200 shares of non-voting common stock. The warrants are detachable and have been assigned a value of approximately $428,000. The value assigned to the warrants has been accounted for as original issue discount and will be amortized over the life of the debt using the effective interest rate methodology. The value of the warrants has been accounted for as minority interest.

(h) Pro Forma adjustment represents the issuance of subordinated debt to former shareholders as part of the consideration for the acquisition.

(i) Pro Forma adjustment represents a preliminary estimate of acquisition costs not paid at the closing.

(j) Pro Forma adjustment eliminates the historical equity of Old Possible
Dreams.

PRO FORMA COMBINED STATEMENTS OF OPERATIONS - FOR THE SIX MONTHS ENDED MARCH 31, 1996 AND YEAR ENDED SEPTEMBER 30, 1995:

(a) Pro Forma adjustment records the amortization of goodwill for the respective periods based upon a twenty-year life.

(b) Pro Forma adjustment accounts for the $175,000 management fee to be charged by Capital Partners to Security Capital Corporation on an annual basis for management services rendered in connection with the operation of Possible Dreams.

PRO FORMA COMBINED STATEMENTS OF OPERATIONS - FOR THE SIX MONTHS ENDED MARCH 31, 1996 AND YEAR ENDED SEPTEMBER 30, 1995 (CONTINUED):

(c) Pro Forma adjustment accounts for the incremental increase in interest charges, including the amortization of original-issue discount and deferred financing costs, over historical interest charges.

(d) Pro Forma adjustment records the elimination of certain salaries and bonuses to former shareholders and certain family members. Old Possible Dreams had elected S Corporation status for tax purposes therefore these amounts represent in part amounts paid to offset personal tax liabilities. These former shareholders and their family members will not be employed by Possible Dreams subsequent to the acquisition. The management provided by Capital Partner's is expected to replace that provided by the former shareholders (see note b above).

(e) Pro Forma adjustment represents the minority shareholders 10% share of the Pro Forma income (loss) of Possible Dreams.

(f) Pro Forma adjustment eliminates the portion of Security Capital's interest income for the year ended September 30, 1995 and the six months ended March 31, 1996 relation to the cash investment by the Registrant in P.D.
Holdings, Inc.. Cash invested was used to fund a portion of the acquisition.